EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in Ordinary Shares of the Company during the past 60 days.  Such transactions involved the purchase of shares on the NASDAQ Global Select Market.  The prices reported below reflect the weighted average purchase price of the Ordinary Shares purchased on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
8/20/2013	Purchase	$ 6.9895	1	28000
8/21/2013	Purchase	$ 6.6427	2	14300
8/22/2013	Purchase	$ 6.7400	3	19986
8/23/2013	Purchase	$ 6.8526	4	45000
8/26/2013	Purchase	$ 6.9193	5	12134
8/27/2013	Purchase	$ 6.8492	6	10259
8/28/2013	Purchase	$ 6.8858	7	9777
8/29/2013	Purchase	$ 6.8891	8	5500
8/30/2013	Purchase	$ 6.9092	9	15000
9/3/2013	Purchase	$ 6.8181	10	27464
9/4/2013	Purchase	$ 6.7548	11	15320
9/5/2013	Purchase	$ 6.8409	12	5882
9/6/2013	Purchase	$ 6.7937	13	27500
10/10/2013	Purchase	$ 6.0409	14	35779
10/11/2013	Purchase	$ 6.2637	15	21701
10/14/2013	Purchase	$ 6.1203	16	9800
10/15/2013	Purchase	$ 6.2404	17	11500
10/16/2013	Purchase	$ 6.3807	18	42161
10/17/2013	Purchase	$ 6.3821	19	15491

1 This transaction was executed in multiple trades at prices ranging from $6.96 – 7.02.
2 This transaction was executed in multiple trades at prices ranging from $6.57 – 6.75.
3 This transaction was executed in multiple trades at prices ranging from $6.72 – 6.75.
4 This transaction was executed in multiple trades at prices ranging from $6.67 – 6.9450.
5 This transaction was executed in multiple trades at prices ranging from $6.83 – 6.95.
6 This transaction was executed in multiple trades at prices ranging from $6.82 – 6.85.
7 This transaction was executed in multiple trades at prices ranging from $6.84 – 6.93.
8 This transaction was executed in multiple trades at prices ranging from $6.88 – 6.90.
9 This transaction was executed in multiple trades at prices ranging from $6.88 – 6.92.
10 This transaction was executed in multiple trades at prices ranging from $6.75 – 6.85.
11 This transaction was executed in multiple trades at prices ranging from $6.75 – 6.76.
12 This transaction was executed in multiple trades at prices ranging from $6.82 – 6.85.
13 This transaction was executed in multiple trades at prices ranging from $6.78 – 6.80.
14 This transaction was executed in multiple trades at prices ranging from $6.00 – 6.0650.
15 This transaction was executed in multiple trades at prices ranging from $6.17 – 6.27.
16 This transaction was executed in multiple trades at prices ranging from $6.10 – 6.147.
17 This transaction was executed in multiple trades at prices ranging from $6.17 – 6.27.
18 This transaction was executed in multiple trades at prices ranging from $6.27 – 6.43.
19 This transaction was executed in multiple trades at prices ranging from $6.637 – 6.3950.